Exhibit 10.4

April 16, 2009

VIA FACSIMILE TO (954) 888-7310

& DHL EXPRESS

DHL Network Operations (USA), Inc.

1200 South Pine Island Road

Plantation, Florida 33324

Attention: Jon E. Olin – EVP, General Counsel & Secretary

Re:	Base and Incremental Markup for the Second Quarter of 2009 under the ACMI Service Agreement, by and between DHL Network Operations (USA), Inc., as successor in interest to Airborne, Inc. (“Groundco”) and ABX Air, Inc. (“Airco”), dated August 15, 2003, as amended on April 27, 2004 and November 9, 2009 (the “ACMI Agreement”).

Dear Jon:

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the ACMI Agreement or the .

In accordance with paragraph (c) of the Second Amendment to the ACMI Agreement, dated November 9, 2008, Groundco and Airco hereby agree as follows:

(a) The Base Markup, quarterly cost component and twenty-five percent (25%) of the annual cost and service components of the Incremental Markup to be paid to Airco in exchange for the services provided by Airco to Groundco under the ACMI Agreement during the second quarter of 2009 shall total $3,616,331, consisting of the following:

$ 1,824,000	Base Markup for second quarter of 2009
$ 684,000	Quarterly cost component of Incremental Markup for second quarter of 2009
$ 889,686	25% of annual cost component of Incremental Markup for 2009
$ 218,645	25% of annual service component of Incremental Markup for 2009

(b) Groundco will pay the Base Compensation and Incremental Markup for the second quarter of 2009 weekly, in advance, by wire transfer to Airco on Monday of each week (or, if such day is not a Business Day, on the immediately succeeding Business Day), consisting of the Cost Recovery Amount for the forthcoming week plus the applicable Base Markup. Both the quarterly cost component and twenty-five percent (25%) of the annual cost and service components of the Incremental Markup will be paid by DHL no later than July 15, 2009, in accordance with the terms of the ACMI Agreement.

Jon E. Olin

April 16, 2009

2 of 2

Groundco and Airco further agree that the allocation of overhead costs attributable to Airco’s provision of (i) Third Party Services under the ACMI Agreement, and (ii) Ancillary Services under the Hub and Line-Haul Services Agreement, by and between DHL Express (USA), Inc., as successor in interest to Airborne, Inc., and Airco, dated August 15, 2003, as amended from time to time, shall not exceed $800,000 in total for the second quarter of 2009.

Except to the extent provided herein, the terms and conditions of the ACMI Agreement shall remain in full force and effect.

Please acknowledge Groundco’s acceptance of the foregoing by having an authorized representative of DHL Network Operations (USA), Inc. sign and date both counterparts of this letter in the space provided below and returning one counterpart to me for my records.

Sincerely,

ABX Air, Inc.

/s/ W. Joseph Payne

W. Joseph Payne
Vice President
General Counsel & Secretary

ACCEPTED AND AGREED:

DHL Network Operations (USA), Inc.

/s/ Jon E. Olin

By:	Jon E. Olin

Its:	EVP & General Counsel

Date:	April 22, 2009